ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA


     Treasury Bank, a division of Countrywide Bank, FSB. (the "Company") provides this platform-level assessment, for which the Company participated in servicing functions, as such term is described under Title 17, Section 229.1122 of the Code of Federal Regulations ("Item 1122 of Regulation AB"), of compliance in respect of the following Applicable Servicing Criteria specified in Item 1122(d) of Regulation AB promulgated by the Securities and Exchange Commission in regard to the following servicing platform for the following period:

     Platform: publicly-issued (i.e., registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) residential mortgage-backed securities issued on or after January 1, 2006, by PHH Mortgage Capital LLC, for which the Company provides custodial operations of pool assets and related documents, and for which the related issuer has a fiscal year end of December 31, 2007. For purposes of this assessment, the publicly-issued residential mortgage-backed securities transactions included in the Company's servicing platform for the following period are described on the attached Schedule A.

     Period:  as of and for the year ended December 31, 2007.

     Applicable Servicing Criteria: Regulation AB Items 1122(d)(4)(i) and 1122(d)(4)(ii). The Company has determined that no other servicing criteria are applicable to the activities it performs with respect to the Platform.

     With respect to the Platform and the Period, the Company provides the following assessment of compliance in respect of the Applicable Servicing Criteria:

     1. The Company is responsible for assessing its compliance with the Applicable Servicing Criteria.

     2.  The Company has assessed compliance with the Applicable
Servicing Criteria.

     3. Other than as identified on Schedule B hereto, as of and for the Period, the Company was in material compliance with the Applicable Servicing Criteria.

     KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company's foregoing assessment of compliance as of and for the year ended December 31, 2007.









                                 TREASURY BANK, A DIVISION OF
                                 COUNTRYWIDE BANK, FSB.

                                 By:  /s/Teresita Que
                                      -----------------------------
                                      Teresita Que

                                 Its: Executive Vice President


                                 Dated: February 28, 2008


                                 By:  /s/Maria S. Garner
                                      Maria S. Garner

                                 Its: First Vice President


                                 Dated: February 28, 2008





















                                                             Schedule A


List of Residential Mortgage-Backed Securities Defines by Management As Constituting the Platform

     PHHMC Mortgage Pass- Through Certificates, Series 2006-1

     PHHMC Mortgage Pass- Through Certificates, Series 2006-2

     PHHMC Mortgage Pass- Through Certificates, Series 2006-3

     PHHMC Mortgage Pass- Through Certificates, Series 2006-4

     PHHMC Mortgage Pass- Through Certificates, Series 2007-1

















                                                             Schedule B



               Material Instances of Noncompliance

No material instances of noncompliance: the Company has complied, in all material respects, with the Applicable Servicing Criteria as set forth for the year ended December 31, 2007